Exhibit 99.1

John Cuomo Appointed CEO and President of VSE Corporation

Alexandria, Virginia, March 18, 2019 - VSE Corporation (Nasdaq: VSEC) announced today Chief Executive Officer (CEO), President and member of the Board of Directors, Maurice “Mo” Gauthier, will step down next month as a company officer and director after 11 years of dedicated service. The Board has elected John Cuomo to the position of CEO and President and to the Board of Directors effective April 15, 2019.

This concludes a remarkable career at VSE for Mr. Gauthier, where he has served as CEO, President and COO since April 2008 and as a member of the Board shortly thereafter. During his tenure, Mr. Gauthier successfully executed our strategy to diversify our customer base, integrated several strategic acquisitions, and moved the company into new supply chain markets in addition to leading our legacy federal government business. While Mr. Gauthier will pursue new career opportunities outside of VSE’s business areas, he is committed to ensuring a successful transition for the new CEO.

“It has been an honor to lead the men and women of VSE over the past 11 years,” said Mo Gauthier. “We have successfully expanded our markets, clients, and offerings while returning value to our shareholders. I am pleased that John Cuomo has been selected as our next CEO. He brings a wealth of knowledge and experience in the supply chain markets, particularly aviation, and I am confident that he is the right person for VSE’s future.”

Mr. Cuomo said, “I am looking forward to the opportunity to lead VSE and to build upon our existing success and accomplishments. We have a talented employee base and strong management team, and together we look forward to expanding our capabilities and reputation as a leader in maintenance, repair and overhaul, supply chain management and logistics, supporting both commercial and government markets. Over the past several years, VSE has made a remarkable transformation from a predominately Department of Defense service provider to a worldwide supply chain management company, serving both commercial and government customer needs, while consistently providing solid returns to its stockholders. I look forward to sustaining our commitment to customer service, leading our growth efforts, and continuing the positive momentum gained by Mo Gauthier and the management team.”

“We are pleased that John has accepted the role as VSE’s CEO and President,” said Calvin Koonce, VSE Chairman of the Board. “VSE’s Board sought a growth oriented candidate with outstanding credentials and experience to lead a diverse company. John brings a track record of strong growth and operational excellence. Mo has done an exceptional job shaping our culture and leading us through significant changes over the past 11 years, and we wish him the very best as he pursues new opportunities.”

John Cuomo was previously Vice President and General Manager of Boeing Distribution Services Inc. Prior to Boeing’s acquisition of the Aerospace Solutions Group (ASG) of KLX Inc. in October of 2018, John served as General Manager of ASG. B/E Aerospace spun off KLX as a publicly traded company in December 2014. John has over 18 years of experience in the aerospace distribution and services market and served in multiple roles and functions at B/E Aerospace from April 2000 to 2014, including Vice President & General Manager and Senior Vice President, Global Sales, Marketing & Business Development. He has a Bachelor of Science in International Business, a Juris Doctorate from the University of Miami and a Master of Business Administration from the University of Florida.

The executive search firm, Heidrick & Struggles International, Inc. assisted the VSE Board with our CEO search and recruitment efforts.

About VSE
Established in 1959, VSE is a diversified products and services company providing logistics solutions with integrity, agility, and value. VSE is dedicated to making our federal and commercial clients successful by delivering innovative solutions for vehicle, ship, and aircraft sustainment, supply chain management, platform modernization, mission enhancement, and program management, and providing energy, IT, and consulting services. For additional information regarding VSE services and products, please see the Company's web site at www.vsecorp.com or contact Christine Kaineg, VSE Investor Relations, at (703) 329-3263.